UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

UPAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55747	37-1793622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Highway, 12th Floor, Dallas, Texas 75234
(Address of Principal Executive Offices) (Zip Code)

(972) 888-6052
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

The Company's common stock is quoted on the OTCQB Venture Market under the symbol “UPYY.” The OTCQB is not a national securities exchange, and the Company's common stock is not registered pursuant to Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director.

On July 1, 2026, the Board of Directors (the “Board”) of UPAY, Inc. (the “Company”) appointed Wynand Johannes Jordaan as a non-executive director of the Company, effective July 1, 2026. As of the date of this Current Report on Form 8-K, Mr. Jordaan has not been appointed to any committee of the Board.
Wynand Jordan’s director compensation consists of 200,000 restricted shares of our common stock, earned over the full 24-month term of the Director Agreement. The shares vest and are issued in arrears in four equal tranches of 50,000 shares after completion of 6, 12, 18 and 24 months of service.

Biography of Wynand Jordaan

Wynand Johannes Jordaan, age 44, has been our director since July 1, 2026

Mr. Jordaan brings more than 20 years of experience in enterprise software development, systems architecture, cloud infrastructure, and technology leadership. Throughout his career, he has successfully designed and delivered mission-critical software platforms across the financial services, healthcare, insurance, logistics, geographic information systems (GIS), and enterprise software sectors.

Since May 2018, Mr. Jordaan has served as the Founder and Director of Acheron Systems (Pty) Ltd, a Pretoria-based software engineering and technology consultancy specializing in enterprise software development, cloud-native applications, systems integration, and solution architecture. Under his leadership, Acheron Systems has delivered custom technology solutions for clients across multiple industries while providing strategic guidance on software architecture, cloud infrastructure, DevOps, and digital transformation initiatives.

From February 2019 to June 2023, Mr. Jordaan served as Chief Software Architect at Digiflo Solutions, where he led the architecture and implementation of enterprise-scale software platforms. During his tenure, he established software architecture standards, guided technical strategy, and oversaw the delivery of highly available, scalable systems supporting business-critical operations.

Prior to this, Mr. Jordaan served as Senior Programmer at Fourier Systems (Pty) Ltd from July 2005 to April 2019. During nearly fourteen years with the company, he developed geographic information systems (GIS), real-time distributed applications, client-server platforms, and specialized business software while contributing to numerous large-scale enterprise projects.

Mr. Jordaan holds a Bachelor of Commerce (Honours) degree in Informatics from the University of Pretoria and possesses extensive expertise in C#, .NET, Microsoft Azure, SQL Server, distributed systems, API integration, cloud infrastructure, DevOps, and enterprise software architecture.

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No Arrangements or Understandings

There are no arrangements or understandings between Mr. Jordaan and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Jordaan and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K.

Since the beginning of the Company's last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Jordaan had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 3, 2026, the Company will issue a press release announcing the appointment of Mr. Jordaan as a non-executive director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of UPAY, Inc. dated July 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPAY, INC.

Date:	July 2 , 2026
By:	/s/ Jaco Fölscher
Name:	Jaco Fölscher
Title:	Chief Executive Officer

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